                                                                 EXHIBIT 10.26



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------








                                 LOAN AGREEMENT

                                    between


                          THE DIRECTOR OF DEVELOPMENT
                              OF THE STATE OF OHIO

                                      and

                      BAILEY TRANSPORTATION PRODUCTS, INC.

                                     Dated

                                     as of

                                 July 29, 1992







--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               LOAN AGREEMENT

     THIS LOAN AGREEMENT made and entered into as of July 29, 1992 between the Director of Development of the State of Ohio (the "Director") , and Bailey Transportation Products, Inc., a Delaware corporation (the "Company"), under the circumstances summarized in the following recitals (the capitalized terms used in the recitals being used therein as defined in Article I hereof):

        A. Pursuant to the Act, the Director is authorized, among other things, to make loans to assist in the financing of an Eligible Project.

        B. The Company has requested that the Director provide the financial assistance for the Project hereinafter described.

        C. The Director has determined that the Project constitutes an Eligible Project and that the financial assistance to be provided pursuant to the Lease (as defined below) and this Agreement is appropriate under the Act and will be in furtherance and in implementation of the public policy set forth in the Act.

        D. The financial assistance to be provided pursuant to the Lease and the issuance of the Bonds described therein and pursuant to this Agreement has been reviewed and approved by the Development Financing Advisory Board and the Controlling Board, pursuant to the Act.

        E. In consideration of the financial assistance and the issuance of the Bonds, the Director is taking title to the Project Facilities and Project Equipment and leasing same back to the Company pursuant to the Lease.

     NOW, THEREFORE, in consideration of the premises and the representations and agreements hereinafter contained, the Director and the Company agree as follows:

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                                  ARTICLE I
                                 DEFINITIONS

     SECTION 1.1. Use of Defined Terms. In addition to the words and terms elsewhere defined in this Agreement or by reference to the Security Document or other instruments, the words and terms set forth in Section 1.2 hereof shall have the meanings therein set forth unless the context or use expressly indicates different meaning or intent. Such definitions shall be equally applicable to both the singular and plural forms of any of the words and terms therein defined.

     SECTION 1.2.  Definitions.  As used herein:

     "ACT" means Chapter 166, Ohio Revised Code, as from time to time enacted and amended.

     "ALLOWABLE COSTS" means "allowable costs" of the Project within the meaning of the Act.

     "APPLICATION" means the Application of the Company submitted to the Director requesting assistance under the Act.

     "BONDS" means the State of Ohio State Economic Development Revenue Bonds (Ohio Enterprise Bond Fund), Series 1992-3 (Bailey Transportation Projects, Inc. Project) (Taxable Bonds) authorized by the General Bond Order and the Series Bond Order.

     "CDBG" means the Community Development Block Grant.

     "CDBG LOAN" means the loan in the original principal amount of Three Hundred Forty-Five Thousand Dollars ($345,000.00) from the CDBG Lender.

     "CLOSING DATE" means July 29, 1992, the date of execution and delivery of the Loan Documents.

     "COMMITMENT" means the Commitment Letter between the Director and the Company dated June 10, 1992.

     "COMPLETION DATE" means the date of completion of the Project, as certified by the Company pursuant to Section 3.5 hereof.

     "CONTROLLING BOARD" means the controlling board of the State.

     "COST CERTIFICATION" means a certification of the Company, as of a specified date, setting forth in reasonable detail the costs incurred and, if appropriate, to be incurred, by the Company in completing the provision of the Project, including a detail by category of all Allowable Costs.

     "DEVELOPMENT FINANCING ADVISORY BOARD" means the Development Financing Advisory Board of the State.


     "DIRECTOR" means the officer of the State, appointed pursuant to Section
121.03 of the Ohio Revised Code, who administers and is the executive head of the Department of Development of the State, the officer who by law performs the functions of that office, and any person acting on behalf of the Director of Development of the State pursuant to any delegation permitted by law.

     "DISBURSEMENT DATE" means July 29, 1992, or such subsequent date as may be established by the Director in writing in accordance with Section 3.7 hereof for the disbursement of the Loan.

     "ELIGIBLE PROJECT" means an "eligible project" within the meaning of the Act, and with respect to the Loan means the Project Equipment, Project Facilities and the Project Site.

     "ENVIRONMENTAL LAW" means any federal, state or local law, regulation, ordinance, order or directive pertaining to the protection of the environment and the health and safety of the public.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended and supplemented.

     "EVENT OF DEFAULT" means any of the events described as an event of default in Section 5.1 hereof.

     "FINAL COST CERTIFICATION" means the Cost Certifications dated as of the Completion Date.

     "FORCE MAJEURE" means, without limitation:

         (i) acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders or restraints of any kind of the government of the United States or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; civil disturbances; riots; epidemics; landslides; nuclear accidents; lightning; earthquakes; fires; hurricanes; tornadoes; storms; droughts; floods; arrests; restraint of government and people; explosions, breakages, malfunction or accident to facilities, machinery, transmission pipes or canals; partial or entire failure of utilities; shortages of labor, materials, supplies or transportation; or

         (ii) any cause, circumstances or event not reasonably within the control of the Company.

     "GOVERNING INSTRUMENTS" means the certificate of incorporation and by-laws of the Company.

     "GOVERNMENTAL AUTHORITY" means, collectively, the State, any political subdivision thereof, any municipality, and any agency, department, commission, board or bureau of any of the foregoing having jurisdiction over the Project.

     "HAZARDOUS SUBSTANCE" means a hazardous substance as defined under the Comprehensive Emergency Response Compensation and Liability Act of 1980, 42 U.S.C. Section 6901, as from time to time amended.

     "HAZARDOUS WASTE" means a hazardous waste as defined under the Resource Conservation and Recovery Act on 1976, 42 U.S. C. Section 6901, as from time to time amended.

     "INITIAL COST CERTIFICATION" means the Cost Certification dated as of the Closing Date.

     "LEASE" means the lease between the Director and the Company dated July 29, 1992, pursuant to which the Director has provided financial assistance through issuance of the Bonds in the amount of Three Million One Hundred Seventy Thousand Dollars ($3,170,000.00).

     "LESSOR" means Director.

     "LOAN" means the loan by the Director to the Company in the total sum of the Loan Amount, to be disbursed pursuant to Section 3.9 hereof.

     "LOAN AGREEMENT" means this Loan Agreement, as from time to time amended or supplemented.

     "LOAN AMOUNT" means the lesser of (i) One Million Dollars ($1,000,000.00) or (ii) twenty-one percent (21%) of the allowable costs of the Project, as determined by the Director in the Director's sole discretion pursuant to this Loan Agreement.

     "LOAN APPROVAL DOCUMENTS" means, with respect to the Loan, the Recommendation of the Director to the Development Financing Advisory Board dated April 30, 1992, the Resolution of the Development Financing Advisory Board dated April 30, 1992, the Approval of the Controlling Board dated May 18th, 1992, and the Commitment.

     "LOAN DOCUMENTS" means all documents and instruments delivered to or required by the Director to evidence or secure the Loan, including but not limited to this Loan Agreement, the Note and the Security Document, as required by the Commitment and this Loan Agreement.

     "NOTE" means the promissory note, in the form attached hereto as Exhibit C, evidencing the obligation of the Company to repay the Loan.

     "NOTICE ADDRESS" means:

     (a)  As to the Director:              Department of Development
                                           77 South High Street
                                           PO Box 1001
                                           Columbus, Ohio 43266-0101
                                           Attention: Director
                                           Facsimile: (614) 644-1789

                                           and

                                           Anthony M. Roseboro
                                           Attorney at Law
                                           319 Sherborne Drive
                                           Columbus, Ohio 43219
                                           Facsimile:  (614) 252-3807

     (b)  As to the Company:               Bailey Transportation Products, Inc.
                                           333 Gore Road
                                           Conneaut, Ohio 44030
                                           Attention:  Anthony A. Martino
                                           Facsimile:  (216) 599-7870

                                           and

                                           Sheehan, Phinney, Bass & Green
                                           1000 Elm Street
                                           Manchester, New Hampshire  03105-3701
                                           Attention:  Alan L. Reische, Esq.
                                           Facsimile:  (603) 627-8121

or such additional or different address, notice of which is given under Section
6.2 hereof.

     "PETROLEUM" means petroleum as defined under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, as from time to time amended.

     "PLANS AND SPECIFICATIONS" means the plans and specifications or other appropriate documents describing the Eligible Project prepared by or at the direction of the Company.

     "PROJECT" means the Project Equipment, the Project Facilities and the Project Site which together constitute an Eligible Project.

"PROJECT EQUIPMENT" means the equipment machinery and other personal property described in Exhibit C to the Lease.

     "PROJECT FACILITIES" means the buildings, structures, additions and improvements described in Exhibit B to the Lease.

     "PROJECT PURPOSES" means the manufacture of molded plastic components for automobiles and other industrial uses.

     "PROJECT SITE" means the real estate described in Exhibit A to the Lease, including any buildings, structures, additions, improvements, facilities, fixtures and installations now or hereafter located thereon.

     "PROVISION" means, as applicable, the acquiring, constructing, reconstructing, rehabilitating, renovating, enlarging, improving, or furnishing of the Project.

     "SECURITY DOCUMENT" means the Lease.

     "STATE" means the State of Ohio.

     "TOXIC CHEMICALS" means toxic chemicals as defined under Title III of the Superfund Amendments and Reauthorization Act of 1986 (also cited as the Emergency Planning and Community Right-to-Know Act) 42 U.S.C. Section 11001, as from time to time amended.

     SECTION 1.3. Certain Words and References. Any reference herein to the Director shall include those succeeding to the Director's functions, duties or responsibilities pursuant to or by operation of law or lawfully performing such functions. Any reference to a section or provision of the Constitution of the State or to the Act or to a section, provision or chapter of the Ohio Revised Code shall include such section, provision or chapter as from time to time amended.

     The terms "hereof," "hereby," "herein," "hereto," "hereunder" and similar terms refer to this Loan Agreement; and the term "heretofore" means before, and the term "hereafter" means after the Closing Date. Words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender.


                                   ARTICLE II

                       DETERMINATIONS AND REPRESENTATIONS

     SECTION 2.1. Determinations of the Director. Pursuant to the Act and on the basis of the representations and other information provided by the Company, the Director has heretofore made certain determinations, as set forth in the Loan Approval Documents, which are hereby confirmed, and the

Director hereby determines that the financial assistance to be provided by the State pursuant to this Loan Agreement will conform to the requirements of the Act, including Section 166.07 thereof, and will further and implement the purposes of the Act by creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

     SECTION 2.2. Representations of the Company. The Company hereby represents and warrants that:

        (a) The Company is a corporation for profit duly organized and validly existing under the laws of the State of Delaware and in good standing under the laws of the State of Delaware and authorized to do business in the State of Ohio.

        (b) The Company has full power and authority to execute, deliver and perform the Loan Documents and to enter into and carry out the transactions contemplated thereby. Such execution, delivery and performance do not, and will not, violate any provision of law applicable to the Company and do not, and will not, conflict with or result in a default under any agreement or instrument to which the Company is a party or by which the Company or any of the Company's property or assets is or may be bound immediately following the consummation of the transactions contemplated hereby. The Loan Documents have, by proper action, been duly authorized, executed and delivered and all necessary actions have been taken to constitute the Loan Documents legal, valid and binding obligations of the Company.

(c) The provision of financial assistance pursuant to the Loan Approval Documents and this Loan Agreement induced the Company to provide the Project, thereby creating new jobs or preserving existing jobs and employment opportunities and improving the economic welfare of the people of the State.

(d) The Provision of the Project will be completed and the Project will be operated and maintained at the Project Site in such manner as to conform with all applicable Environmental Laws and zoning, planning, building, and other governmental regulations imposed by any Governmental Authority and as to be consistent with the purposes of the Act.

(e) The Company presently intends that the Project will be used and operated in a manner consistent with the Project Purposes at the Project Site until the date on which the Loan has been fully repaid, and the Company knows of no reason why the Project will not be so operated.

(f) Except as disclosed in Exhibit F to the Lease, there are no actions, suits, or proceedings pending or threatened against or affecting the Company, the Project, the Project Equipment, Project Facilities or the Project Site which, if adversely determined, would individually or in the aggregate materially impair the ability of the Company to perform any of the Company's obligations under the Loan Documents or adversely affect the financial condition of the Company.

(g) The Company is not in default under any of the Loan Documents or in the payment of any indebtedness for borrowed money or under any agreement or instrument evidencing any such indebtedness, and no event has occurred which by notice, the passage of time or otherwise would constitute any such event of default.

(h) The Project Site is zoned by the County of Ashtabula, Ohio, under a zoning ordinance which permits the Provision of the Project thereon in accordance with the Plans and Specifications and the operation of the Company's business; and all utilities, including water, storm and sanitary sewer, gas, electric and telephone, and rights of access to public ways shall be available or will be provided to the Project Site in sufficient locations and capacities to meet the requirements of operating the Project and of any applicable Governmental Authority.

(i) The Company has made no contract or arrangement of any kind, other than the Loan Documents which has given rise to or the performance of which by the other party thereto would give rise to a lien or claim of lien immediately following the consummation of the transactions contemplated hereby on the Project or other collateral covered by the Loan Documents and no materials or labor have heretofore been supplied to or performed in connection with the Project.

(j) No representation or warranty of the Company contained in any of the Loan Approval Documents or Loan Documents and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to the Director or the Lender by or on behalf of the Company (including, without limitation, the Application) contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the extent that any of the foregoing consist of projections the Company acknowledges that such projections were prepared in good faith and the Company believes that the projections and the assumptions on which they are based were reasonable when made and continue to be reasonable as of the date hereof but the Company does not warrant that the results set forth in any projection can be achieved or that the assumptions on which the projects were based will in fact prove to be accurate.

(k) All proceeds of the Loan shall be used for the payment of Allowable Costs relating to Provision of the Project. No part of any such proceeds shall be knowingly paid to or retained by the Company or any partner, officer, shareholder, director or employee of the Company as a fee, kick-back or consideration of any type except for purchase of equipment from Bailey Corporation. The Company has no identity of interest with the general contractor or any architect, subcontractor, laborer or materialman performing work or service or supplying materials in connection with the provision of the Project.

(l) The Project Site has never, and does not currently contain, nor is it contaminated by, any hazardous or toxic waste materials in violation of any applicable environmental laws or regulations, including, but not limited to, Section 103 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC 9601 ET SEQ. and Chapter 3734 of the Ohio Revised Code; and no "clean-up" of the Project Site has occurred pursuant to any applicable federal or state environmental laws or regulations which would give rise to (i) liability on the part of any person, entity or association to reimburse any governmental authority for the costs of such "clean-up," or (ii) a lien or encumbrance on the Project Site.

(m) The financial statements of the Company heretofore delivered to the Director are true and correct, in all respects, have been prepared in accordance with generally accepted accounting principles. No materially adverse change has occurred in the financial condition of the Company reflected therein since the respective dates thereof.

(n) The Company will convey, or cause to be conveyed, at the Closing, to the Director good and marketable title to a fee simple interest in the Project Site and Project Facilities and to such portion, if any, of the Project Equipment heretofore owned by the Company, subject in all cases to no lien, charge, easement, condition, restriction or encumbrance except as created by the Lease and except for Permitted Encumbrances.


                                  ARTICLE III

         LOAN; PROVISION OF PROJECT; CONDITIONS TO DISBURSEMENT

      SECTION 3.1 Loan and Repayment. On the terms and conditions of this Agreement and the Commitment, the Director shall lend to the Company the Loan Amount to assist in the financing of the Project. The Loan Amount and the proceeds of the issuance of the Bonds are consideration for the Director acquiring title to the Project Equipment and Project Facilities. The Loan shall be evidenced by this Agreement and the Note and secured by the Security Document and other Loan Documents, as applicable. Those instruments shall be executed and delivered by the Company to the Director on the Closing Date, concurrently with the execution and delivery of this Agreement and the delivery of all other documents and the satisfaction of all other closing conditions required by this Agreement and the Commitment. The Loan shall be disbursed on the Disbursement Date pursuant to Section 3.8 hereof upon the satisfaction of the conditions set forth in Section 3.6 hereof. The Loan shall be disbursed only from and only to the extent that on the Disbursement Date funds not heretofore committed are available to make the loan from moneys in, the "Facilities Establishment Fund" created by the Act.

      The terms of repayment of the Loan shall be as set forth in the Note and the Company shall make all payments required to be made under the Note as and when due.

      SECTION 3.2. Provision of Project. The Company (a) has commenced the Provision of the Project; (b) shall pay all expenses incurred in such Provision from funds made available therefor in accordance with this Agreement or otherwise; and (c) shall demand, sue for, levy and recover all sums of money and debts which may be due and payable under the terms of any contract, order, receipt, guaranty, warranty, writing or instruction in connection with the Provision of the Project and will enforce the terms of any contract, agreement, obligations, bond or other performance security with respect thereto. The Company confirms its agreement in the Commitment that all wages paid to laborers and mechanics employed on the Project shall be paid at not less than the prevailing rates of wages for laborers and mechanics for the class of work called for by the Project, which wages shall be determined in accordance with the requirements of Chapter 4115, Ohio Revised Code, for determination of prevailing wage rates; provided that if the Company undertakes, as part of the Project, work to be performed by its regular bargaining unit employees who are covered under a collective bargaining agreement which was in existence prior to the date of the Commitment, the rate of pay provided under the applicable collective bargaining agreement may be paid to such employees or if the Department of Industrial Relations of the State determines that the Davis-Bacon Act applies to the Project, then this Section shall not apply, but the Company shall comply with any applicable requirements of the Davis-Bacon Act and of the Department of Industrial Relations of the State.

     SECTION 3.3. Plans and Specifications; Inspections. At his option, the Director may designate an employee or officer of the State or may retain, at the Company's expense, an architect, engineer, appraiser or other consultant for the purpose of approving the Plans and Specifications, verifying costs and performing inspections as Provision of the Project progresses. Such inspections or approvals of Plans and Specifications or the Project Facilities shall impose no responsibility or liability of any nature upon the Director, the State, their agents, representatives or designees nor, without limitation, carry any warranty or representation as to the adequacy or safety of the structures or any of their component parts or any other physical condition or feature pertaining to the Project Facilities. The Company shall, at the request of the Director, make periodic reports (including, if required, submission of updated Cost Certifications) to the Director concerning the status of completion and the expenditure of costs in respect thereof.

     The Company may revise the Plans and Specifications from time to time; provided that no revision shall be made (a) which would change the Project Purposes to purposes other than those permitted by the Act; (b) without obtaining, to the extent required by law, the approval of any applicable Governmental Authority; and (c) without the prior written approval of the Director if such revision would change the amounts set forth in the most recently furnished Cost Certification. In any event, all revisions to the Plans and Specifications shall be promptly filed with the Director.

     SECTION 3.4. Company Required to Pay Costs in Event Proceeds Insufficient. In the event that the proceeds of the Loan, the Bonds issued as described in the Lease and the CDBG Loan are not sufficient to pay all costs of the Project, the Company will, nonetheless and irrespective of the cause of such deficiency, complete the Project in accordance with the Plans and Specifications and pay all costs of such completion in full from its own funds.

     SECTION 3.5. Completion Date. The Completion Date shall occur not later than July 31, 1993, and shall be evidenced to the Director by a certificate of the Company stating (a) the Completion Date, (b) that all licenses, permits and approvals, including a certificate of occupancy, required by any Governmental Authority have been procured and/or obtained, (c) that the Eligible Project is completed, that all costs of providing the Project have been paid and the date as of which operation of the Project shall commence, which certificate shall be accompanied by the Final Cost Certification; and (d) if the Provision of the Project entailed construction by completed forms AIA-G702 and AIA-G703.

     SECTION 3.6. Conditions to Disbursement. The disbursement of the Loan shall be made on or before the Disbursement Date, provided the Director shall have received the following on or before the Disbursement Date:

     (a)  this Loan Agreement, duly executed;

     (b)  the duly executed Note;

     (c)  the duly executed Lease;

     (d) the items required by Section 3.5 hereof (when available);

     (e) a Certificate of Compliance from the Department of Industrial Relations of the State, certifying as to full compliance with Chapter 4115, Ohio Revised Code or evidence satisfactory to the Director of Compliance with the Davis Bacon Act on any applicable requirements of the Department of Industrial Relations of the State, as applicable;

     (f) a paid ALTA Loan Policy--1970 (Rev. 10/17/70) of title insurance issued by a title Company acceptable to the Director, in the amount of $2,000,000.00 insuring the Director's interest created by the Mortgage at the level of priority therein stated to be a valid lien on the Project Site (including all appurtenances thereto) free and clear of all defects and encumbrances, except as created by the Loan Documents, with such endorsements as the Director may require, which policy shall contain:

          (i)   affirmative insurance coverage against mechanic's liens;

          (ii) no survey exception not theretofore approved by the Director and his legal counsel;

          (iii) affirmative insurance coverage regarding access, compliance with respect to restrictive covenants and any other matters to which the Director may have objection or require affirmative insurance coverage; and

          (iv) the results of a UCC search and all liens search in the county wherein the Project is located and the Company has its principal place of business;

     (g) a current (dated not more than sixty (60) days prior to the Disbursement Date) survey of the Project Site, prepared by a licensed surveyor acceptable to the Director, certified to the Director and the title Company, pursuant to certificate of survey acceptable to the Director, showing:

          (i) the location of the perimeter of the Project Site by courses and distances with all reference points shown or referred to in the aforesaid title report;

          (ii) all easements (including those easements whose existence is disclosed by physical inspection of the Project site), rights-of-way and the location of all utility lines servicing the Project Site;

          (iii)  the established building lines;

          (iv)   the full legal description of the Project Site
                 (conforming to the legal description subject of the aforesaid title policy) and a certification as to the acreage and square footage thereof;

          (v) the highway and street right-of-way lines abutting the Project Site and the width thereof;

          (vi) encroachments upon the Project Site and the extent thereof in feet and inches.

          (vii) the Project Facilities and the relation thereof by distances to the perimeter of the Project Site, the established building lines and the street lines; and

          (viii) if the Project Site is described as being part of a filed map, a legend relating the survey to said map;

     (h)  a surveyor's Certificate for the Project;

     (i) certification by the Company that (i) the Company's representations and warranties made in the Loan Approval Documents or Loan Documents remain true, accurate and complete as of the Disbursement Date in all material respects, (ii) no default or event which, by notice, the passage of time or otherwise, would constitute a default, exists under the Loan Documents, (iii) that the value of the Project is, or upon completion will be, equal to or greater than the total amount of money expended in the Provision of the Project, and (iv) the amount of the Loan will not exceed twenty-one percent
          (2116) of the total Allowable Costs of the Project;

     (j) a certificate of occupancy for the Project Site (when available);

     (k) evidence of the liability and property insurance required by Section 4.2(d) of this Loan Agreement or by the Security Agreement;

     (1)  evidence of zoning compliance;

     (m) evidence of availability and adequacy of utilities for the Project;

     (n) copies of all building permits for the Project Site (when available);

     (o)  Cost Certification and a Final Cost Certification (when available);

     (p) certification by the Company that the Plans and Specifications, all construction contracts for the Project, and all payment and performance bonds or other forms of assurance of completion of the Project are available or will be available when obtained for inspection in accordance with Section 3.3 of this Loan Agreement;

     (q) the Company's Certificate of Corporate Good Standing issued by the Secretary of Delaware dated within thirty (30) days of the Disbursement Date;

     (r) certified copies of the resolutions of the Company authorizing execution and delivery of all documents with respect to the Loan, the Lender Loan and the CDBG Loan and performance thereunder;

     (s)  certificate of incumbency as to the Company;

     (t) copies, certified by the Company to be true, correct and complete, of the Governing Instruments of the Company;

     (u) evidence of title to all Project Equipment purchased with proceeds of the Loan and copies of executed purchase agreements therefore;

     (v)  copies of the Lender Loan Documents, and CDBG Loan
          Documents, certified by the Company as being true, accurate and complete;

     (w) an opinion of the Company's counsel, which substantially sets forth the following in form and substance acceptable to the Director and the Director's counsel:

          (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, is qualified to do business in the State of Ohio, and has all requisite power, corporate or otherwise, to conduct the Company's business and to own, or hold under lease, the Company's properties;

          (ii) the Company has full corporate power and authority to execute and deliver the Loan Documents;

          (iii) the Company has duly authorized the taking of any and all actions necessary to carry out and give effect to the transactions contemplated to be performed on the Company's part under the Loan Documents;

          (iv) each of the Loan Documents has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization, moratorium and other similar laws or equitable principles affecting creditors' rights generally;

         (v) upon the consummation of the transactions contemplated hereby, including but not limited to the receipt of appropriate releases and discharges from Star Bank, N.A., and Bank One, N.A., and the contemplated subordination agreement by which the Ashtabula County 503 corporation will subordinate its interests under the $150,000.00 loan and the $345,000.00 CDBG loan, the execution and delivery of each of the Loan Documents, and the performance by the Company of the actions required of it thereby and the consummation of the transactions contemplated therein do not and will not conflict with or violate any provisions of the Company's Governing Instruments or constitute a default under or conflict with or violate any resolution of the Board of Directors of the Company or any judgment, decree, indenture, mortgage, deed of trust, guaranty, lease, agreement or other instrument known to Company after due inquiry to which the Company is a party or by which the Company or any of the Company's property is bound, or conflict with or violate any provision of any law, administrative regulation, k or court order or consent decree. "DUE INQUIRY" means that counsel has directly inquired of the officers of the Company as to whether any matter referred to in the relevant portion of the opinion exists or is threatened, and to the best of their knowledge, none do, except as noted herein.

          (vi) to the best knowledge after due inquiry, except as disclosed in Exhibit A to the opinion, there is no action, temporary restraining order, injunction, suit, proceeding, inquiry or investigation at law or in . equity, before or by any judicial or administrative court or agency, pending or threatened against or affecting, or involving the properties, securities or businesses of, the Company, and based solely on the Officer's Certificate attached to the opinion there are no facts known upon which to reasonably conclude there is a reasonable basis for any such action, temporary restraining order, injunction, suit, proceeding, inquiry or investigation, which would, individually or in the aggregate, adversely affect the transactions contemplated by the Loan Documents, the delivery, validity or enforceability of any of the Loan Documents, or the financial condition of the Company;

          (vii) to the best knowledge after due inquiry, the Company has obtained all requisite governmental consents, permits, licenses and approvals necessary for it to operate the Eligible Project, as defined in the Loan Agreement, and to enter into, execute and deliver the Loan Documents, and to perform the Company's respective obligations thereunder;

          (x) evidence satisfactory to the Director that the Project is not located in a flood-prone area as defined by the United States Department of Housing and Urban Development in the Flood Disaster Protection Act of 1973, as amended, or if the Project is located in a flood-prone area, that appropriate flood insurance or other satisfactory measures have been taken to protect the Project from flood damage;


          (y) a list of all contractors and subcontractors when available for the Project (names and addresses) certified as true, accurate and complete by the Company and affidavits of all such contractors and subcontractors as to mechanics liens and prevailing wages;

          (z) a duly executed Power of Attorney to authorize wire transfers, if any;

          (aa) a duly executed disbursement request pursuant to Section 3.8;

          (bb) such other certifications, documents or opinions as the Director may reasonably request.

     SECTION 3.7. Disbursement of Loan. The Director shall disburse the Loan by delivering funds in the Loan Amount, 'as determined by the Director in the Director's sole discretion based on the Initial Cost Certification on July ___, 1992, for release to, or at the direction of, the Company upon written confirmation by the Director and upon execution of the Lease.

     SECTION 3.8. Payment of Costs; Indemnification. The Company shall pay all reasonable costs incident to the Loan, including recording and title fees, title examination and insurance fees, escrow fees, all costs and expenses incurred by the Director and the fees and expenses of the counsel and accountants assisting in this matter at the request of the Director or his representative. The Company shall defend, indemnify and hold the Director and any officials of the State harmless against any and all loss, cost, expense, claims or actions arising out of or connected with the execution and delivery of this Loan Agreement or any other Loan Documents and the preparation of documents relating to the disbursement of the Loan, including all aforementioned costs and expenses, regardless of whether or not the disbursement of the Loan shall actually occur. Anything herein to the contrary notwithstanding, the foregoing agreements by the Company to indemnify any Indemnified Party shall not apply to grossly negligent acts or omissions or acts or omissions of willful misconduct on the part of such Indemnified Party. The provisions of this Section will survive the termination of this Loan Agreement.

                                 ARTICLE IV

                      ADDITIONAL COVENANTS AND AGREEMENTS

     SECTION 4.1. Information Concerning Operations. At the request of the Director and, in any event, within seventy-five (75) days after the last day of each fiscal year of the Company beginning with the fiscal year in which the Completion Date occurs, the Company shall furnish to the Director a report on Project operations setting forth the total number of employees then employed on the Project and such other employment, economic and statistical data concerning the Project as may reasonably be requested by the Director.

     SECTION 4.2. Affirmative Covenants of the Company. Throughout the term of this Loan Agreement, the Company shall:

        (a) Taxes and Assessments. Pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon the Company, the Company's income or any of the Company's property, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon the Company's property.

             Nothing in this Section shall require the Company to pay or discharge any such tax, assessment, governmental charge or levy so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, provided that the Company shall have delivered to the Director an opinion of counsel, selected by the Company and reasonably acceptable to the Director to the effect that nonpayment of any such items during the pendency of such contest will not adversely affect the Director's rights hereunder.

        (b) Maintain Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect the Company's existence and the Company's material rights and franchises.

        (c) Maintain Property. Maintain and keep the Company's property in good repair, working order and condition, and from time to time make all repairs, renewals and replacements which, in the opinion of the Company, are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection (c) shall prevent the Company from selling or otherwise disposing of any property whenever, in the good faith judgment of the Company, such property is obsolete, worn out, without economic value or unnecessary for the conduct of the business of the Company.

     (d) Maintain Insurance. Keep all of its insurable property insured against loss or damage by fire and other risks, maintain public liability insurance against claims for personal injury, death, or property damage suffered by others upon, in or about any premises occupied by the Company; and maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business. All insurance for which provision has been made in this subsection (d) shall be maintained against such risks and in at least such amounts as such insurance is usually carried by persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that it may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accordance with applicable law.

     (e)   Furnish Information.  Furnish to the Director:

           (i) Quarterly Reports. Within forty-five (45) days after the end of each quarterly period of each fiscal year of the Company, the compiled quarterly financial statements of the company, and its parent, Bailey Corporation, as at the end of such quarterly period, together with related statements of income and retained earnings (or accumulated deficit) and changes in financial position for such quarterly period, setting forth in comparative form the corresponding figures as at the end of or for the corresponding quarter of the previous fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to usual year-end audit adjustments.

           (ii) Annual Reports. Within one hundred twenty (120) days after the last day of each fiscal year of the Company and its parent, Bailey Corporation, consolidating annual financial statements of the Company and Bailey, which financial statements as to the Company shall be reviewed by independent certified public accountants and as to Bailey shall be accompanied by an opinion of its independent certified public accountant to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the Company's financial position at the close of such period and the results of its operations for such period.

           (iii) Certificate; No Default. With the financial reports required to be furnished under this Section, a certificate of the Company's chief executive officer or chief financial officer stating that (a) no Event of Default has occurred and is continuing and no event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, has occurred and is continuing, or, if such an Event of Default or such event or circumstance has occurred and is continuing, a statement as to the nature thereof and the action which the Company proposes to take with respect thereto, and that (b) no action, suit or proceeding by it or against it at law or in equity, or before any governmental instrumentality or agency, is pending or threatened, which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by this Agreement or the other Loan Documents or would materially and adversely affect its business, operations, properties, assets or condition, all as of the date of such certificate, except as disclosed in such certificate.

          (iv) Other Information. Such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company as the Director may reasonably request.

    (f) Deliver Notice. Forthwith upon learning of any of the following, deliver written notice thereof to the Director, describing the same and the steps being taken by the Company with respect thereto:

           (i) the occurrence of an Event of Default or an event or circumstance which would constitute an Event of Default, but for the requirement that notice be given or time elapse or both, or

          (ii) any action, suit or proceeding by it or against it at law or in equity, or before any governmental instrumentality or agency instituted or threatened which, if adversely determined, would materially impair the right or ability of the Company to carry on the business which is contemplated in connection with the Project or would materially impair the right or ability of the Company to perform the transactions contemplated by the Loan Documents, or would materially and adversely affect its business, operations, properties, assets or condition, or the occurrence of a Reportable Event, as defined in ERISA, under, or the institution of steps by the Company to withdraw from or the institution of any steps to terminate, any Plan, as defined in Section 4. 3 (b) hereof, as to which the Company may have liability.

    (g) Inspection Rights. At any reasonable time and from time to time upon reasonable prior notice, permit the Director, or any agents or representatives thereof, to examine and make copies of an abstract from the records and books of account of, and visit the properties of, the Company and discuss the general business affairs of the Company with any of its officers; provided, however, that the Company reserves the right to restrict access to any of the Company's facilities in accordance with reasonably adopted procedures relating to safety.

     SECTION 4.3. Negative Covenants of the Company. Throughout the term of this Loan Agreement, the Company shall not:

     (a) Maintain Existence. Sell, transfer or otherwise dispose of all, or substantially all, of its assets, consolidate with or merge into any other entity, or permit one or more entities to consolidate with or merge into it; provided, however, that the Company may, without violating the agreement contained in this subsection (a), consolidate with or merge into another corporation, or permit one or more other corporations to consolidate with or merge into it, or sell, transfer or otherwise dispose of all, or substantially all, of its assets as a corporation and thereafter dissolve if: (i) the prior written consent of the Director is obtained (such consent will not be unreasonably withheld); or (ii) (A) the surviving, resulting or transferee corporation, as the case may be, assumes in writing all of the obligations of the Company hereunder (if such surviving, resulting or transferee corporation is other than the Company); and
          (B) the surviving, resulting or transferee corporation, as the case may be, is a corporation duly organized and validly existing under the laws of the State or duly qualified to do business therein, and has a net worth of not less than that of the Company immediately prior to such disposition, consolidation or merger, transfer or change of form.

     (b) ERISA. Voluntarily terminate any employee benefit plan or other plan (a "Plan") maintained for employees of the Company and covered by Title IV of ERISA, so as to result in any material liability of the Company to the Pension Benefit Guaranty Corporation ("PBGC"), enter into any Prohibited Transaction (as defined in Section 4975 of the Internal Revenue Code of 1954, as amended, and in ERISA) involving any Plan which results in any material liability of the Company to the PBGC, cause any occurrence of any Reportable Event (as defined in Title IV of ERISA) which results in any material liability of it to the PBGC, or allow or suffer to exist any other event or condition which results in any material liability of the Company to the PBGC.

     (c) Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

     (d)  Other Covenants.

          (i) Suspension of Operation. Suspend or discontinue operation of the Project.

          (ii) Encumber Assets. Pledge, assign, sell leaseback, hypothecate or in any manner encumber any of the Project assets, except as otherwise expressly permitted by this Loan Agreement.

          (iii) Mechanics' and Other Liens. The Company shall not suffer or permit any mechanics' or other liens to be filed or exist against the Project nor any part thereof, nor against the Company's leasehold interest in the Project, nor against the Project Fund or the Collateral Proceeds Account, by reason of work, labor, services, or materials supplied or claimed to have been supplied to, for, or in connection with, the Project or any part thereof or to the Director of the Company or anyone holding the Project or any part thereof through or under the Company. Nothing in this Section shall require the Company to pay or discharge any such lien so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings, provided that the Company shall have delivered to the Director an opinion of counsel, selected by the Company and reasonably acceptable to the Director, to the effect that nonpayment of any such lien during the pendency of such contest will not adversely affect the Director's right, title or interest in the Project. If any such liens shall at any time be filed, the Company shall, within one hundred twenty (120) days after notice of the filing thereof but subject to the right to contest set forth in the immediately preceding sentence, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If the Company shall fail to cause such lien to be discharged, or to contest the validity or amount thereof, within the period aforesaid, then, in addition to any other right or remedy of the Director, the Director may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount paid by the director shall be reimbursed by the Company to the Director on demand, and if not so reimbursed on demand shall be paid by the Company with interest thereof at the Interest Rate for Advances as provided in the Lease from the date of payment by the Director, which amounts the Company agrees to pay.

          (iv) Removal of Assets. Except as permitted by Section 4.2(c), remove, transfer or transport any of the Company's assets from the Project Site other than the operation of motor vehicles or the shipment of goods in the ordinary course of business, or as otherwise permitted by the terms hereof.

          (v) Maintain Letter of Credit. Maintain at all times while the Bonds are outstanding, a letter of credit issued by a bank or trust company reasonably satisfactory to the Director in favor of the Trustee in an amount of $500,000.00 (the "Letter of Credit").

          (vi) Lease Backs. directly or indirectly, with any person, whereby the Company shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease or the property so sold or transferred or of other property which the Company intends to sue for substantially the same purpose or purposes as the property so sold or transferred, except for the Lease and as may be permitted therein.

      SECTION 4.4 Installation of the Company's Own Machinery and Equipment In addition to the Project Facilities and Project Equipment, the Company may from time to time, in its sole discretion and at its own expense, install additional moveable personal property, machinery, equipment, furniture or fixtures in the Project Facilities or on the Project Site. All such property so installed by the Company shall remain the sole property of the Company in which the Director shall have no interest, and may be modified or removed at any time while the Company is not in default hereunder. Nothing contained in the preceding provisions of this Section shall prevent the Company from purchasing, after delivery of this Lease, moveable personal property, machinery, equipment, furniture or fixtures, not constituting Project Equipment, on conditional sale contract or lease sale contract, or subject to vendor's lien or security agreement, as security for the unpaid portion of the purchase price thereof; provided no such lien or security interest shall attach to any part of the Project.


                                   ARTICLE V

                  EVENTS OF DEFAULT AND REMEDIES; TERMINATION


     SECTION 5.1. Events of Default. Each of the following shall be an "Event of Default":

         (a) The Company shall fail to pay any amount payable pursuant to this Loan Agreement on the Note on the date on which such payment is due and payable or within a ten (10) day grace period; or

         (b) The Company shall fail to observe and perform any agreement, term or condition contained in this Agreement other than as required pursuant to subsection (a) above, and such failure continues for a period of thirty (30) days after notice of such failure is given to the Company by the Director, or for such longer period as the Director may agree to in writing; provided, that if the failure is of such nature that it can be corrected but not within the applicable period, such failure shall not constitute an Event of Default so long as the Company institutes curative action within the applicable period and diligently pursues such action to completion; or

         (c) Any representation or warranty made by the Company (or any of its officers) herein or in any other Loan Documents, Loan Approval Documents or Lender Loan Documents or in connection herewith or therewith shall prove to have been incorrect in any material respect when made, or the Company suspends or discontinues operation of the Project for more than thirty (30) consecutive days when caused by casualty, act of God, etc. and the Company is not making reasonable offers to re-open and continue operation.

         (d) The Company shall fail to pay any material indebtedness of the Company, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, by acceleration, on demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, and as a result the holder of such indebtedness elects to accelerate the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided that, the foregoing shall not be deemed to be an Event of Default if, at the Company's expense and after prior notice to the Director, by appropriate proceedings diligently prosecuted, the Company contests in good faith the validity or amount of any of the foregoing items and during the period of contest, and after notice to the Director, may permit the items so contested to remain unpaid; provided further that, if at any time the Director, in the Director's sole discretion, shall instruct the Company to pay any such items and such items are not paid within three (3) days after notice from the Director, such failure to pay shall be an Event of Default hereunder; or

         (e) The Company commences a voluntary case concerning it under titles of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code") ; or an involuntary case is commenced against the Company under the Bankruptcy Code and relief is ordered against the Company, or the petition is controverted but is not dismissed within sixty (60) days after the commencement of the case; or the Company is not generally paying its debts as such debts become due; or a custodian (as defined in the Bankruptcy
              Code) is appointed for, or takes charge of, all or substantially all of the property of the Company; or the Company commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect; or there is commenced against the Company any such proceeding which remains undismissed for a period of sixty (60) days; or the Company is adjudicated insolvent or bankrupt; or the Company fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding or any order of relief or other order approving any such case or proceeding or in the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days; or the Company makes a general assignment for the benefit of creditors; or any action is taken by the Company for the purpose of effecting any of the foregoing; or a receiver or trustee or any other officer or representative of the court or of creditors, or any court, governmental officer or agency, shall under color of legal authority, take and hold possession of any substantial part of the property or assets of the Company for a period in excess of sixty (60) days; or

         (f) A judgment or order for the payment of money in excess of Fifty Thousand Dollars ($50,000.00) shall be rendered against the Company and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or
              (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (g) Any default under the Note, the Security Document, any other Loan Document, the Guaranties or the Loan Documents shall have occurred and be continuing; and is not cured within any applicable period of grace or cure;

         (h) The Company fails to meet its minimum funding requirements under Section 301 et seq. of ERISA, with respect to any of its Plans.

     SECTION 5.2. Remedies on Default. Whenever an Event of Default shall have happened and be subsisting, beyond any applicable period of grace or cure any one or more of the following remedial steps may be taken:

         (a) If the Loan has not been disbursed, the Director may terminate any and all of its obligations under this Agreement and the Commitment;

         (b) The Director may declare all payments under the Note to be immediately due and payable, whereupon the same shall become immediately due and payable;

         (c) The Director may exercise any remedies specified in the Loan Documents or any documents ancillary thereof, including but not limited to the Lease;

         (d) The Director may have access to, inspect, examine and make copies of the books and records accounts and financial data of the Company; or

         (e) The Director may pursue all remedies now or hereafter existing at law or in equity to collect all amounts then due and thereafter to become due under this Agreement, the Security Document, the Note or any other Loan Documents, or to enforce the performance and observance of any other obligation or agreement of the Company under the Loan Documents.

     SECTION 5.3. No Remedy Exclusive. No remedy conferred upon or reserved to the Director by this Agreement is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement, each other Loan Document, or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Director to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly provided for herein or required by law.

     SECTION 5.4. Agreement to Pay Attorneys' Fees and Expenses. If an Event of Default shall occur and the Director should incur reasonable expenses, including reasonable attorney's fees, in connection with the enforcement of this Agreement, or any other Loan Document, or the collection of sums due thereunder, the Company shall reimburse the Director for the expenses so incurred upon demand. If any such expenses are not so reimbursed, the amount thereof, together with interest thereon from the date of demand for payment at the Interest Rate for Advances (as defined in the Security Document), shall constitute indebtedness secured by the Security Document, and in any action brought to collect such indebtedness or to foreclose or enforce the Security Document, the Director shall be entitled to seek the recovery of such expenses in such action.

     SECTION 5.5. No Waiver. No failure by the Director to insist upon the strict performance by the Company of any provision hereof shall constitute a waiver of his right to strict performance and no express waiver shall be deemed to apply to any other existing or subsequent right to remedy the failure by the Company to observe or comply with any provision hereof.

     SECTION 5.6. Reinstatement. Notwithstanding any termination of this Loan Agreement in accordance with the provisions of Section 5.2 hereof, unless and until the Director shall have entered into a valid and binding agreement providing for the reletting of the Project, the Company may at any time after such termination pay all accrued unpaid rent and any other amounts due and payable under this Loan Agreement plus any costs to the Director and the Trustee (including, but not limited to, fees and expenses) occasioned by the default and fully cure all other defaults then capable of being cured. Upon such payment and cure, this Loan Agreement shall be fully reinstated, as if it had never been terminated, and the Company shall be restored to the use, occupancy and possession of the Project.


                                   ARTICLE VI
                                 MISCELLANEOUS

     SECTION 6.1. Term of Loan Agreement. This Agreement shall be and remain in full force and effect from the date of its delivery until (a) the termination of this Agreement pursuant to Section 5.2 (a) hereof or (b) such time as the Loan shall have been fully repaid and all other sums payable by the Company under this Agreement, the Security Document, the Note and the other Loan Documents shall have been paid.

     SECTION 6.2. Notices. All notices, certificates, requests or other communications hereunder shall be in writing and shall be deemed to be sufficiently given when mailed by registered or certified mail, postage prepaid, sent prepaid via a reputable overnight courier or by telecopy and addressed to the appropriate recipient at its Notice Address. The Company or the Director may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent.

     SECTION 6.3. Extent of Covenants of the Director; No Personal Liability. All covenants, obligations and agreements of the Director contained in this Agreement shall be effective to the extent authorized and permitted by applicable law. No such covenant, obligation or agreement shall be deemed to be a covenant, obligation or agreement of any present or future Director in other than his official capacity acting pursuant to the Act.

     SECTION 6.4. Binding Effect. This Agreement shall inure to the benefit of and shall be binding in accordance with its terms upon the Director, the Company and their respective successors and assigns.

     SECTION 6.5. Amendments and Supplements. This Agreement may not be amended or supplemented except by an instrument in writing executed by the Director and the Company.

     SECTION 6.6. Execution Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

     SECTION 6.7. Severability. If any provision of the Agreement, or any covenant, obligation or agreement contained herein is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, covenant, obligation or agreement, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision, covenant, obligation or agreement, shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.

     SECTION 6.8. Captions. The captions and headings in this Agreement shall be solely for convenience of reference and shall in no way define, limit or describe the scope or intent of any provisions or Sections of this Agreement.

     SECTION 6.9. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

     IN WITNESS WHEREOF, this Agreement has been executed and delivered all as of the date hereinbefore written.

                                        DIRECTOR OF DEVELOPMENT OF THE STATE OF
                                        OHIO, ACTING ON BEHALF OF THE STATE.



                                        By:     /s/ Thomas C. Washbush
                                           ------------------------------------
                                                Thomas C. Washbush
                                                Chief Legal Counsel




                                        BAILEY TRANSPORTATION PRODUCTS, INC.


                                        By:     /s/ Anthony A. Martino
                                           ------------------------------------

                                        Title:      President
                                              ---------------------------------